UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2005

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 481-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Kilroy Realty Corporation (the “Company”) today announced that, effective July 19, 2005, Heidi Roth, 34, has been appointed Senior Vice President and Controller, replacing Ann Marie Whitney who is leaving the Company as of that date to spend more time with her family, including her three young children. Ms. Roth has been with Kilroy Realty since 1997, where she most recently held the position of Vice President, Internal Reporting and Strategic Planning and previously held the positions of Director and Senior Accountant. Prior to joining the Company, she was a CPA for Ernst & Young in Los Angeles. The Company’s news release announcing the resignation of Ms. Whitney and the appointment of Ms. Roth to the position of Senior Vice President and Controller is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description
99.1*	News Release dated July 14, 2005

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION
Date: July 14, 2005

	By	/s/ Tyler H. Rose
Tyler H. Rose
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	News Release dated July 14, 2005

*	Filed herewith.